 EX‑35.9

(logo) TORCHLIGHT

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

WFRBS Commercial Mortgage Trust 2012-C7, Commercial Mortgage Pass-Through Certificates, Series 2012-C7 (the “Trust”)

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as special servicer (the “Certifying Servicer”), certify to RBS Commercial Funding Inc., the Depositor, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.             I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the year ended December 31, 2016 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.             To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Date:        March 7, 2017

TORCHLIGHT LOAN SERVICES, LLC

By: /s/ Jacob Baron

Name: Jacob Baron

Title: Authorized Signatory

475 Fifth Avenue, New York, NY 10017

T 212.883.2800 F 212.883.2560

E info@torchlightloanservices.com

   www.torchlightinvestors.com